Exhibit 11 under Form N-1A
                       Exhibit 23 under Item 601/Reg. S-K


                               ARTHUR ANDERSON LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Post-Effective Amendment No. 32 to Form N-1A Registration Statement of International Series, Inc. of our report dated January 15, 1998, on the financial statements as of November 30, 1997, of Federated International Equity Fund and Federated International Income Fund (the two portfolios comprising the International Series, Inc.), included in or made a part of this registration statement.


                             /s/ Arthur Anderson LLP
                                 ARTHUR ANDERSON LLP


Pittsburgh, Pennsylvania
January 26, 1998